SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015

TWIN DISC, INCORPORATED

(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                                                                Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:(262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 22, 2015, Jeff Knutson was appointed to the positions of Chief Financial Officer and Treasurer of Twin Disc, Incorporated (the “Company”) by the Company’s Board of Directors.  Mr. Knutson previously served as the Company’s Interim Chief Financial Officer and Interim Treasurer.  Mr. Knutson will continue his role as the Company’s Vice President – Finance, Corporate Controller and Secretary.  In his role as Corporate Controller, Mr. Knutson also functions as the Company’s principal accounting officer.  A copy of the press release regarding Mr. Knuston’s appointment is attached hereto as Exhibit 99.1.

As a result of Mr. Knutson’s appointment as Chief Financial Officer and Treasurer of the Company, the Compensation and Executive Development Committee of the Board of Directors increased Mr. Knutson’s annual base salary to $315,000, effective as of June 22, 2015.  Mr. Knutson’s target incentive bonus under FY 2015 Corporate Incentive Plan (“CIP”) remains at 50% of his base salary. The CIP establishes the target bonus for Mr. Knutson based on the following factors and relative weights for each factor: (i) corporate economic profit (70%), (ii) inventory turns (15%), and (iii) sales growth (15%). In no event will an incentive payment under the CIP exceed 200% of the target.  An incentive payment to Mr. Knutson under the CIP may be increased or decreased by up to 20%, at the discretion of the Chief Executive Officer.

Mr. Knutson, age 50, was appointed Vice President – Finance in February 2015, appointed Corporate Secretary in June 2013, and has been Corporate Controller since his appointment in October 2005.  He joined the Company in February 2005 as Controller of the North American manufacturing operation.  Prior to joining the Company, Mr. Knutson held Operational Controller positions with Tower Automotive (since August 2002) and Rexnord Corporation (since November 1998).

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Knutson and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer. There is no arrangement or understanding between Mr. Knutson and any other person pursuant to which Mr. Knutson was appointed as the Chief Financial Officer or Treasurer of the Company. There are no transactions in which Mr. Knutson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.  Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise.  Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release issued by the Company on June 26, 2015 regarding the appointment of Jeff Knutson as the Company’s Chief Financial Officer and Treasurer.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 26, 2015	Twin Disc, Incorporated

/s/ JOHN H. BATTEN
John H. Batten
President and Chief Executive Officer

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